                         METROPOLITAN SERIES FUND, INC.

                             SUB-ITEM 77Q1 EXHIBITS

In response to Sub-Item 77Q1(e), the following Sub-Advisory Agreements were either adopted or amended, and such agreements are attached herewith as follows:

SUB-ADVISORY AGREEMENTS

     PORTFOLIOS:

     FI Mid Cap Opportunities Portfolio              Exhibit 77Q1(e)(i)
     Jennison Growth Portfolio                       Exhibit 77Q1(e)(ii)
     Western Asset Management Strategic Bond
            Opportunities Portfolio                  Exhibit 77Q1(e)(iii)

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                                                              Exhibit 77Q1(e)(i)

                         METROPOLITAN SERIES FUND, INC.

                                 AMENDMENT NO. 1
                                     TO THE
                              SUBADVISORY AGREEMENT
                      (FI MID CAP OPPORTUNITIES PORTFOLIO)

     AMENDMENT made this 19th day of November 2009 to the Subadvisory Agreement dated April 28, 2008 (the "Agreement"), by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), and Pyramis Global Advisors, LLC, a Delaware limited liability company (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE TO COMPENSATION OF SUBADVISER

     Pursuant to Paragraph 10 of the Agreement, the compensation of the Subadviser referenced in Paragraph 6, which contains the schedule of fees, is hereby amended as follows:

     6. COMPENSATION OF THE SUBADVISER. As full compensation for all services
        ------------------------------
rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the following rate, based on the average daily net assets of the Portfolio determined at the close f the New York Stock exchange on each day the exchange is open for trading: at the annual rate of 0.400% of the first $500 million of the average daily net assets of the Portfolio and 0.350% of such assets in excess of $500 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be protated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein. The Manager shall pay the Subadviser not later than the tenth (10) business day immediately following the end of the relevant payment period.

2. SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

     This Amendment shall become effective as of the date of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

METLIFE ADVISERS, LLC                  PYRAMIS GLOBAL ADVISORS, LLC

By:    /s/ Jeffrey L. Bernier          By:    /s/ William E. Dailey
       -----------------------------          -------------------------------
Name:  Jeffrey L. Bernier              Name:  William E. Dailey
Title: Senior Vice President           Title: Chief Financial Officer

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                                                             Exhibit 77Q1(e)(ii)

                         METROPOLITAN SERIES FUND, INC.

                                 AMENDMENT NO. 2
                                     TO THE
                              SUBADVISORY AGREEMENT
                           (JENNISON GROWTH PORTFOLIO)

     AMENDMENT made this 19th day of November 2009 to the Subadvisory Agreement dated May 1, 2003 (the "Agreement"), by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), and Jennison Associates LLC, a Delaware limited liability company (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE TO COMPENSATION OF SUBADVISER

     Pursuant to Paragraph 10 of the Agreement, the compensation of the Subadviser referenced in Paragraph 6, which contains the schedule of fees, is hereby amended as follows:

     6. COMPENSATION OF THE SUBADVISER. As full compensation for all services
        ------------------------------
rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.400% of the first $300 million of the average daily net assets of the Portfolio, 0.350% of the next $500 million of such assets, 0.250% of the next $1 billion of such assets and 0.220% of such assets in excess of $1.8 billion. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein.

2. SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

     This Amendment shall become effective as of the date of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

METLIFE ADVISERS, LLC                  JENNISON ASSOCIATES LLC

By:    /s/ Jeffrey L. Bernier          By:    /s/ Stuart S. Parker
       -----------------------------          -------------------------------
Name:  Jeffrey L. Bernier              Name:  Stuart S. Parker
Title: Senior Vice President           Title: Executive Vice President

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                                                            Exhibit 77Q1(e)(iii)

                         METROPOLITAN SERIES FUND, INC.

                                 AMENDMENT NO. 1
                                     TO THE
                              SUBADVISORY AGREEMENT
        (WESTERN ASSET MANAGEMENT STRATEGIC BOND OPPORTUNITIES PORTFOLIO)

     AMENDMENT made this 19th day of November 2009 to the Subadvisory Agreement dated May 1, 2006 (the "Agreement"), by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), Western Asset Management Company, a California corporation (the "Subadviser"), and Western Asset Management Company Limited, a company organized under the laws of England. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE TO COMPENSATION OF SUBADVISER

     Pursuant to Paragraph 10 of the Agreement, the compensation of the Subadviser referenced in Paragraph 6, which contains the schedule of fees, is hereby amended as follows:

     6. COMPENSATION OF THE SUBADVISER. As full compensation for all services
        ------------------------------
rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.300% of the first $100 million of the average daily net assets of the Portfolio and 0.200% of such assets in excess of $100 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein.

2. SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

     This Amendment shall become effective as of the date of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

METLIFE ADVISERS, LLC

By:    /s/ Jeffrey L. Bernier
       ---------------------------------
Name:  Jeffrey L. Bernier
Title: Senior Vice President

WESTERN ASSET MANAGEMENT COMPANY

By:    /s/ Kevin Ehrlich
       ---------------------------------
Name:  Kevin Ehrlich
Title: Manager, Regulatory Affairs

WESTERN ASSET MANAGEMENT COMPANY LIMITED

By:    /s/ Barbara L. Zeigler
       ---------------------------------
Name:  Barbara L. Zeigler
Title: Head of Client Service and
       Marketing Support